Delaware
PAGE
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT
COPY OF THE CERTIFICATE OF AMENDMENT OF "BRAZOS MUTUAL FUNDS",
CHANGING ITS NAME FROM "BRAZOS MUTUAL FUNDS" TO "PINEBRIDGE
MUTUAL FUNDS", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF
JANUARY, A.D. 2010, AT 1:46 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF
THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-NINTH DAY
OF JANUARY, A.D. 201.

/s/ Jeffrey W. Bullock
Jeffrey W Bullock, Secretary of State
2677092 8100	AUTHENTICATION: 7785392

100083173	DATE: 01-28-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:58 PM 01/28/2010
FILED 01:46 PM 01/28/2010
SRV 100083173 - 2677092 FILE

Certificate of Amendment
To Certificate of Trust
of
Brazos Mutual Funds
(Pursuant to Title 12, Section 3810(b) of the Delaware Siatutory Trust Act)

Brazos Mutual Funds (hereinafter called the "Trust"), a business trust organized pursuant to the Delaware Business Trust Act, and existing under and by virtue of the Delaware Statutory Trust Act, does hereby certify:

                1.           The name of the statutory trust is Brazos Mutual Funds.

2.           Item 1 of the Certificate of Trust of the Trust is hereby amended to read as follows:

                          NAME.  The name of the trust is "PineBridge Mutual Funds."

                3.           The undersigned person is an officer of the Trust.

4.           This Certificate of Amendment to Certificate of Trust shall be effective on
January 29, 2010.

               Executed on this 28th day of January 2010.

                                     Brazos Mutual Funds
                                                                                                                     By:  /s/ James McCain
                                                                                                                             Name:  James McCain
                                                                                                                             Title:  Chief Compliance Officer,
                                                                                                                             Secretary

DC-1402567 v2